UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2025
Equitable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
1345 Avenue of the Americas, New York, New York                     10105
(Address of principal executive offices) (Zip Code)
(212) 554-1234
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
As previously reported by Equitable Holdings, Inc. (the “Company”) in its Current Report on Form 8-K filed on July 31, 2025, the transactions (the “Transaction”) contemplated by the Master Transaction Agreement, dated as of February 23, 2025 (the “Agreement”), by and among Equitable Financial Life Insurance Company, Equitable Financial Life Insurance Company of America, and Equitable Financial Life and Annuity Corporation (together, the “Ceding Companies”) and RGA Reinsurance Company, closed on July 31, 2025 (the “Closing”). As a result of the Closing, the Company announced that, retrospectively, beginning in the third quarter of 2025, it is making certain changes to its segment reporting to (1) combine its Individual Retirement and Group Retirement segments into one reporting segment, to be called Retirement, and (2) report its legacy business—and its life insurance business, which was previously reported in the Protection Solutions segment—in the Corporate and Other segment.
Exhibit 99.1 to this Form 8-K contains an updated Financial Supplement for the period ended June 30, 2025, which provides recast historical segment financial results. The changes in the segment structure affect only the manner in which the results for the Company’s operating segments were previously reported. The historical segment information provided under the new segment structure has no other impact on the Company’s previously reported Consolidated Financial Statements. The Financial Supplement also includes reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”).
These results are being provided prior to the availability of the audited financial statements to assist investors and other users of our financial statements in evaluating the changes to our reportable segments. The Financial Supplement is not intended to be a complete presentation of the Company’s financial position or results of operations as of and for the periods presented. It is possible that the recast audited financial statements may differ, perhaps materially, from the information included in Exhibit 99.1.
To facilitate our investors’ ability to evaluate the changes resulting from our re-segmentation, the Company has prepared a presentation, attached hereto as Exhibit 99.2 which outlines the key areas of impact. This presentation will be made available to investors on October 22, 2025, on our website, http://ir.equitableholdings.com.
The information in this Item (including Exhibit 99.1 and 99.2) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Financial Supplement for the period ended June 30, 2025 (adjusted for re-segmentation) (furnished and not filed)
99.2	Investors Briefing Supplement (adjusted for re-segmentation) (furnished and not filed)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: October 22, 2025	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Deputy General Counsel